UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 2005

                               CLINICAL DATA, INC.
             (Exact name of registrant as specified in its charter)

Delaware                            000-12716                  04-2573920
(State of Incorporation)    (Commission File Number)          (IRS Employer
                                                           Identification No.)



One Gateway Center, Suite 411, Newton, Massachusetts             02458
(Address of Principal Executive Offices)                       (Zip Code)

       Registrant's telephone number, including area code: (617) 527-9933

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)


     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)


     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  OTHER EVENTS.

Agreement and Plan of Merger
----------------------------

     On June 20, 2005, Clinical Data, Inc. (the "Company"), Safari Acquisition Corporation ("Safari"), a wholly-owned subsidiary of the Company, and Genaissance Pharmaceuticals, Inc. ("Genaissance") entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby the Company will acquire Genaissance in a stock-for-stock reverse triangular Merger (the "Merger") valued at approximately $56 million, including approximately $10 million in acquired debt. In the Merger, Safari will merge with and into Genaissance, which will result in Genaissance becoming a wholly owned subsidiary of the Company. Following the Merger, former stockholders of Genaissance will hold approximately 40% of the outstanding capital stock of the Company.

     The Merger Agreement provides that the common stockholders of Genaissance will receive 0.065 newly issued, publicly registered shares of common stock of the Company in exchange for each of their Genaissance common shares. The Merger Agreement also provides that the holder of all of Genaissance Series A Preferred Stock will receive newly issued, unregistered shares of Series A Preferred Stock of the Company in exchange for their Genaissance preferred stock. The exchange ratio of the Genaissance Series A Preferred Stock will be determined on the eleventh day following the announcement of the Merger based on the average closing prices of the Company's common stock over a specified period of time. As more fully described herein, pursuant to an Investor Rights Agreement, the Company has undertaken to register the shares of its common stock into which the shares of Series A Preferred Stock are convertible. The Company will also assume all existing Genaissance stock option plans, including all currently outstanding stock options to acquire Genaissance common stock, as well as all outstanding warrants for Genaissance common stock.

     Certain stockholders of Genaissance will be entitled to statutory appraisal rights under the Delaware General Corporation Law. The Merger Agreement provides that if holders of more than 4% of the outstanding capital stock of Genaissance, on an as-converted basis, exercise and perfect such appraisal rights, the Company may terminate the Merger Agreement (the "Appraisal Rights Condition"). The holder of Genaissance preferred stock has entered into a Voting Agreement, as more fully described herein, and has affirmatively waived such appraisal rights.

     During the period of time between the signing of the Merger Agreement and the effectiveness of the Merger, Genaissance has obligated itself generally to conduct its business only in the ordinary course and in substantially the same manner as previously conducted. As more fully described in the Merger Agreement, Genaissance has also agreed to not take certain actions with respect to its capital stock, certain expenditures, incurrence of debt, sale, lease, exchange or license of certain assets, as well as other matters. Genaissance is also prohibited, subject to certain exceptions, from soliciting and negotiating additional offers from third parties to purchase or merge with Genaissance.

     In the Merger Agreement, the Company and Genaissance as the surviving company have each agreed to indemnify the directors and officers of Genaissance for all liabilities and costs arising out of any claims or suits pertaining to the fact that such person is or was an officer or director of Genaissance, including those claims based on matters existing at or prior to the effective time of the Merger. The Company is obligated to advance expenses related to defending such claims

     Pursuant to the Merger Agreement, Genaissance has agreed to pay the Company a (i) termination fee equal to approximately $1.325 million under certain circumstances, including upon a termination of the Merger Agreement in favor of a Superior Proposal (as defined in the Merger Agreement) and (ii) expense reimbursement equal to $716,000 under certain other circumstances, including upon a termination of the Merger Agreement as a result of the Appraisal Rights Condition. In addition, the Company has agreed to pay Genaissance a termination fee equal to approximately $1.325 million under certain circumstances and expense reimbursement equal to $716,000 under certain other circumstances.

     The Company and Genaissance will prepare and file with the Securities and Exchange Commission ("SEC") a joint proxy statement/prospectus and registration statement on Form S-4, and will hold separate special meetings of their respective stockholders for purposes of approving the transactions contemplated by the Merger Agreement. In addition to stockholder approval of both companies, consummation of the merger is subject to a number of certain customary conditions including the receipt of all necessary third party consents.

     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.

Investor Rights Agreement
-------------------------

     In connection with the Merger Agreement, the Company and RAM Trading, Ltd. ("RAM"), the sole stockholder of Genaissance Series A Preferred Stock, entered into an Investor Rights Agreement, dated June 20, 2005 (the "Investor Rights Agreement"). Under the Investor Rights Agreement, RAM is entitled to certain registration rights, as well as other rights and remedies with respect to the shares of the Company's Series A Preferred Stock to be acquired by RAM in connection with the Merger. The Investor Rights Agreement provides that the Company shall use commercially reasonable efforts to prepare and file a shelf registration statement with the SEC, covering the sale of any common stock of the Company received by RAM upon conversion of its Series A Preferred Stock. The Company shall bear all expenses incident to the Company's performance of or compliance with the Investor Rights Agreement, and shall reimburse RAM for any related registration expenses incurred by RAM not to exceed $25,000.

     Under the Investor Rights Agreement, RAM also is entitled to certain protective provisions providing that, among other things, so long as RAM or its affiliates own at least 125,000 shares of the Company's Series A Prefered Stock, the Company shall not, without the vote or written consent of RAM: (1) authorize or issue any capital stock having rights, preference, privileges or priorities pari passu with or senior to the Series A Preferred Stock; or (2) directly or indirectly redeem, purchase or otherwise acquire any of the Company's capital stock, subject to certain exceptions.

     The foregoing description of the Investor Rights Agreement is not complete and is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The Investor Rights Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.

Voting Agreements
-----------------

     Concurrently with the execution of the Merger Agreement, on June 20, 2005, Randal J. Kirk ("Mr. Kirk"), RJK, L.L.C., a Virginia limited liability company that is controlled by Mr. Kirk ("RJK"), New River Management II, LP, a Virginia limited partnership that is controlled by Mr. Kirk ("New River"), Kirkfield, L.L.C., a Virginia limited liability company that is controlled by Mr. Kirk ("Kirkfield"), Zhong Mei, L.L.C., a Virginia limited liability company ("Zhong Mei"), and Third Security Staff 2001 LLC, a Virginia limited liability company ("Staff LLC") entered into a Voting Agreement with Genaissance and the Company. Additionally, on June 20, 2005, Israel M. Stein, M.D., ("Stein", and, together with Mr. Kirk, RJK, New River, Zhong Mei, and Staff LLC, collectively, the "Company Stockholders"), entered into a substantially similar Voting Agreement with Genaissance and the Company, (collectively, the "Company Voting Agreements"). Pursuant to the Company Voting Agreements, the Company Stockholders have, among other things, agreed to vote their shares of the Company's Common Stock (a) in favor of approving the issuance of shares of the Company's Common Stock pursuant to the Merger Agreement and (b) against any action or agreement submitted to the Company that would result in a breach of the Company's representations, warranties, covenants or other obligations under the Merger Agreement. In connection with the Company Voting Agreements, the Company Stockholders have also granted an irrevocable proxy to Genaissance to vote their shares of the Company's Common Stock in the manner described above.

     Also concurrently with the execution of the Merger Agreement, on June 20, 2005, the Company and RAM entered into a Voting Agreement (the "RAM Voting Agreement") with Genaissance pursuant to which RAM has agreed to vote its shares of Genaissance Series A Preferred Stock (representing approximately 11.5% of Genaissance's voting capital stock) (a) in favor of approving the Merger and each of the other transactions and other matters specifically contemplated by the Merger Agreement and (b) against any action or agreement submitted to Genaissance that would result in a breach of Genaissance's representations, warranties, covenants or other obligations under the Merger Agreement. In connection with the RAM Voting Agreement, RAM has also granted an irrevocable proxy to the Company to vote its shares of Genaissance Series A Preferred Stock in the manner described above.

     The foregoing descriptions of the Company Voting Agreements and the RAM Voting Agreement are not complete and are qualified in their entirety by reference to the respective voting agreements, which are filed as Exhibits 99.2 through 99.4 hereto and are incorporated herein by reference. The voting agreements have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     In connection with the Merger Agreement, on June 20, 2005, the Company obligated itself to issue shares of its Series A Preferred Stock to RAM in the Merger in exchange for the 460,000 shares of Genaissance Series A Preferred Stock currently held by RAM. The number of shares of Company Series A Preferred Stock to be issued will be determined on the eleventh day following the announcement of the Merger based on the average closing prices of the Company's common stock over a specified period of time. Pursuant to the terms of the Company's Series A Preferred Stock (attached as Exhibit C to the Merger Agreement attached hereto as Exhibit 2.1), the Series A Preferred Stock is convertible into common stock of the Company (a) at the election of RAM at any time and (b) at the election of the Company at such time as the market price of the Company's common stock exceeds a certain value.

     The Company believes that the foregoing transaction was exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), based on the fact that there was no general solicitation, there was only one investor, who was an "accredited investor" (within the meaning of Regulation D under the Securities Act) and was sophisticated about business and financial matters, and who had access to information about the Company, and all shares issued were subject to restriction on transfer.

     The foregoing description of the Company's Series A Preferred Stock terms is not complete and is qualified in its entirety by reference to such terms, which are filed as Exhibit C to the Merger Agreement filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Series A Preferred Stock terms have been included to provide information regarding their provisions. They are not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
YEAR

     On June 20, 2005, the Company's board of directors voted to amend and restate the Company's Bylaws to update the indemnification provisions contained therein. Specifically, the amendment (a) deleted the requirement that the consent of the board of directors be obtained prior to bringing suits against the Company for the purpose of enforcing the Company's obligation to advance expenses to indemnities, and (b) to limit the Company's obligations to indemnify officers and directors of acquired businesses with respect to their actions taken prior to the acquisition of such businesses by the Company.

     The Company's Bylaws, as amended and restated, are filed as Exhibit 3.1 hereto.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

2.1 Agreement and Plan of Merger, dated June 20, 2005, among Clinical Data, Inc., Safari Acquisition Corporation and Genaissance Pharmaceuticals, Inc.
3.1      Amended and Restated Bylaws, as of June 20, 2005.

99.1 Investor Rights Agreement, dated June 20, 2005, between Clinical Data, Inc. and RAM Trading, Ltd.
99.2 Voting Agreement, dated as of June 20, 2005, among Clinical Data, Genaissance Pharmaceuticals, Inc. and RAM Trading, Ltd.
99.3 Voting Agreement, dated as of June 20, 2005, among Clinical Data, Genaissance Pharmaceuticals, Inc. and Israel M. Stein, M.D.
99.4 Voting Agreement, dated as of June 20, 2005, among Clinical Data, Genaissance Pharmaceuticals, Inc., Randal J. Kirk, RJK, L.L.C., New River Management II, LP, Kirkfield, L.L.C., Third Security Staff 2001 LLC, and Zhong Mei, L.L.C.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Clinical Data, Inc.

                                    By:    /s/ Israel M. Stein
                                           ------------------------------

                                           Israel M. Stein, M.D.
                                           President and Chief Executive Officer

DATE: June 24, 2005

                                  EXHIBIT INDEX

Exhibit No.                          Description

2.1 Agreement and Plan of Merger, dated June 20, 2005, among Clinical Data, Inc., Safari Acquisition Corporation and Genaissance Pharmaceuticals, Inc.

3.1                                  Amended and Restated Bylaws, as of June 20,
                                     2005.

99.1 Investor Rights Agreement, dated June 20, 2005, between Clinical Data, Inc. and RAM Trading, Ltd.

99.2 Voting Agreement, dated as of June 20, 2005, among Clinical Data, Genaissance Pharmaceuticals, Inc. and RAM Trading, Ltd.

99.3 Voting Agreement, dated as of June 20, 2005, among Clinical Data, Genaissance Pharmaceuticals, Inc. and Israel M. Stein, M.D.

99.4 Voting Agreement, dated as of June 20, 2005, among Clinical Data, Genaissance Pharmaceuticals, Inc., Randal J. Kirk, RJK, L.L.C., New River Management II, LP, Kirkfield, L.L.C., Third Security Staff 2001 LLC, and Zhong Mei, L.L.C.